Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS THIRD QUARTER NET INCOME

OF $170.4 MILLION, EARNINGS PER COMMON SHARE OF $.70.

(Chicago, October 19, 2011) Northern Trust Corporation today reported third quarter net income per common share of $.70 compared with net income per common share of $.64 in the third quarter of 2010 and $.62 in the second quarter of 2011. Net income was $170.4 million in the current quarter, compared with $155.6 million in the third quarter of 2010, and $152.0 million in the second quarter of 2011. Return on average common equity was 9.5% in the current quarter, compared to 9.2% in the third quarter of 2010 and 8.8% in the second quarter of 2011.

Frederick H. Waddell, Chairman and Chief Executive Officer, commented, “Our third quarter results reflect strong earnings growth despite the persistent challenges of a difficult global economic environment. New business, across the Company, was excellent as was our continued focus on the balance between revenue and expense growth. Our balance sheet strength continued to position Northern Trust distinctively with our clients amidst a challenging environment.”

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THIRD QUARTER PERFORMANCE HIGHLIGHTS

Net income per common share in the third quarter of 2011 of $.70 compares to $.64 per common share in the third quarter of 2010. Net income for the current quarter was $170.4 million compared to $155.6 million in the prior year quarter.

Consolidated revenue of $971.5 million increased $82.0 million, or 9%, in the current quarter from $889.5 million in the prior year quarter. Noninterest income, which represented 74% of revenue, increased $58.7 million, or 9%, to $714.7 million from the prior year quarter’s $656.0 million. Net interest income for the quarter on a fully taxable equivalent (FTE) basis increased $23.6 million, or 10%, to $266.6 million compared to $243.0 million in the prior year quarter.

Trust, investment and other servicing fees, which represented 57% of revenue, were $555.3 million in the current quarter compared to $518.7 million in the prior year quarter, an increase of $36.6 million, or 7%. Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) increased $17.7 million, or 6%, and totaled $310.9 million compared to the prior year quarter’s $293.2 million.

($ In Millions)	Q3 2011	Q3 2010	Change Q3 2011 to Q3 2010
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$205.6	$159.2	$46.4	29%
Investment Management	64.6	60.7	3.9	6
Securities Lending	20.7	56.4	(35.7)	(63)
Other	20.0	16.9	3.1	18

Total	$310.9	$293.2	$17.7	6%

The increase in C&IS trust, investment and other servicing fees primarily reflects recent acquisitions, new business, and improved markets, partially offset by a decrease in securities lending revenue. The 29% increase in C&IS custody and fund administration fees, the largest component of C&IS fees, primarily reflects the recent acquisitions, new business, and improved markets. C&IS investment management fees for the current quarter benefited from new business and improved markets, partially offset by waived fees in money market mutual funds due to the persistent low level of short-term interest rates. Money market mutual fund fee waivers in C&IS totaled $10.1 million in the current quarter compared with $2.5 million in the prior year quarter. Securities lending revenue in the prior year quarter included the recovery of

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THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

previously recorded unrealized asset valuation losses of approximately $39 million in a mark-to-market investment fund used in securities lending activities. As of September 30, 2010, securities in the mark-to-market fund had been sold with the proceeds reinvested into a short duration fund, eliminating the mark-to-market impact on securities lending revenue in periods subsequent to the date of sale.

Trust, investment and other servicing fees from Personal Financial Services (PFS) totaled $244.4 million in the current quarter, increasing $18.9 million, or 8%, from $225.5 million in the prior year quarter. The increase in PFS fees was primarily the result of strong new business and improved markets. PFS waived fees in money market mutual funds, attributable to the continued low level of short-term interest rates, totaled $19.0 million in the current quarter compared with $10.4 million in the prior year quarter.

Assets under custody and assets under management form the primary basis of our trust, investment and other servicing fees. The following table provides Northern Trust’s assets under custody and assets under management by business segment.

	September 30,	June 30,	September 30,	% Change	% Change
($ In Billions)	2011	2011	2010	Q3 11/Q3 10	Q3 11/Q2 11
Assets Under Custody
Corporate & Institutional	$3,813.3	$4,028.1	$3,557.8	7%	(5)%
Personal	358.8	387.8	349.1	3	(7)

Total Assets Under Custody	$4,172.1	$4,415.9	$3,906.9	7%	(6)%

($ In Billions)	September 30, 2011	June 30, 2011	September 30, 2010	% Change Q3 11/Q3 10	% Change Q3 11/Q2 11
Assets Under Management
Corporate & Institutional	$481.0	$512.1	$508.6	(5)%	(6)%
Personal	163.2	172.0	148.6	10	(5)

Total Assets Under Management	$644.2	$684.1	$657.2	(2)%	(6)%

C&IS assets under custody totaled $3.8 trillion, up 7% from the prior year quarter, and included $2.3 trillion of global custody assets, 10% higher compared to the prior year quarter. C&IS assets under management totaled $481.0 billion, down 5% from the prior year quarter, and included $100.0 billion of securities lending collateral, an 11% decrease from the prior year quarter.

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THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

Foreign exchange trading income totaled $87.2 million and $88.9 million for the current and prior year quarter, respectively.

Other operating income totaled $42.5 million, an increase of $14.8 million, or 53%, compared to $27.7 million in the prior year quarter. The increase was primarily attributable to gains recorded in the current quarter from currency translation as compared to currency translation losses incurred in the prior year quarter which included a $6.3 million loss resulting from the discontinuance of certain cash flow hedges.

Net investment security losses of $2.0 million were recorded in the current quarter compared to net losses of $13.5 million in the prior year quarter. The current and prior year quarters included $1.3 million and $14.0 million, respectively, of credit-related other-than-temporary impairment of residential mortgage-backed securities.

Net interest income for the quarter on an FTE basis totaled $266.6 million, up $23.6 million, or 10%, compared to the prior year quarter, primarily attributable to an increase in average earning assets, somewhat offset by a decline in the net interest margin. Average earning assets for the quarter increased $17.5 billion, or 26%, to $84.4 billion from the prior year quarter, and net interest margin declined to 1.25%, down from 1.44% in the prior year quarter. The balance sheet grew primarily due to an increase in non-U.S. office interest-bearing deposits which were invested primarily in lower yielding investment securities, Federal Reserve deposits, and interest-bearing deposits with banks. Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. A reconciliation of reported net interest income to net interest income on an FTE basis is provided on page 12.

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THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

The provision for credit losses was $17.5 million in the current quarter and net charge-offs totaled $28.6 million. This compares to a provision of $30.0 million and net charge-offs of $30.3 million in the prior year quarter. Nonperforming loans decreased $19.8 million as compared to the prior year quarter, reflecting improvement in commercial and institutional loans, partially offset by continued weakness in commercial real estate and residential real estate loans.

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

($ In Millions)	September 30, 2011		June 30, 2011		September 30, 2010
Nonperforming Assets
Nonperforming Loans	$307.5		$328.0		$327.3
Other Real Estate Owned	30.4		31.1		50.3

Total Nonperforming Assets	337.9		359.1		377.6

Allowance for Credit Losses
Allowance for Credit Losses Assigned to Loans and Leases	298.3		311.3		324.7
Unfunded Loan Commitments and Standby Letters of Credit	36.3		34.5		36.7

Total Allowance for Credit Losses	$334.6		$345.8		$361.4

Ratios
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	1.04%		1.09%		1.17%
Nonperforming Loans to Total Loans and Leases	1.07%		1.15%		1.17%
Loan and Lease Allowance to Nonperforming Loans Coverage	1.0	x	.9	x	1.0	x

Noninterest expense totaled $701.2 million for the current quarter, an increase of $79.1 million, or 13% from $622.1 million in the prior year quarter, primarily reflecting increased compensation and outside services expense. Excluding current quarter expenses related to recent acquisitions, restructuring, and integration related charges, noninterest expense increased $44.2 million, or 7%.

Compensation expense, the largest component of noninterest expense, equaled $311.1 million, up $37.8 million, or 14%, compared to $273.3 million in the prior year quarter. The increase is primarily due to higher full-time equivalent staff levels, higher performance-based compensation, and annual salary increases. Staff on a full-time equivalent basis at

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THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

September 30, 2011 totaled approximately 14,000, up 10% from a year ago.

Employee benefit expense equaled $66.7 million, up $6.7 million, or 11%, compared to $60.0 million in the prior year quarter. Employee benefit expense for the current quarter reflects higher staffing and higher federal and unemployment insurance and pension expense, including increases attributable to recent acquisitions.

Expense associated with outside services totaled $139.7 million, up $29.0 million, or 26%, from $110.7 million in the prior year quarter. The increase is primarily due to higher expense associated with technical and investment manager sub-advisory services.

Equipment and software expense totaled $76.3 million compared to $72.6 million in the prior year quarter due to higher levels of depreciation expense from the continued investment in capital assets.

Income tax expense was $82.4 million in the current quarter, representing an effective tax rate of 32.6%, and $81.8 million in the prior year quarter, representing an effective tax rate of 34.5%. The decline in the effective tax rate for the current quarter reflects a higher portion of income being generated in jurisdictions with lower tax rates than the U.S.

THIRD QUARTER PERFORMANCE VS. SECOND QUARTER

Net income per common share of $.70 in the third quarter of 2011 compares to $.62 in the second quarter of 2011. Net income for the current quarter was $170.4 million compared to $152.0 million in the prior quarter. The current and prior quarter were adversely impacted by restructuring, acquisition, and integration related expenses totaling $4.2 million ($2.9 million after tax, or $.01 per common share) and $22.6 million ($18.8 million after tax, or $.08 per common share), respectively.

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THIRD QUARTER PERFORMANCE VS. SECOND QUARTER (continued)

Consolidated revenue of $971.5 million for the current quarter was up $26.7 million, or 3%, from $944.8 million in the prior quarter. Noninterest income increased $16.0 million, or 2%, to $714.7 million from the prior quarter’s $698.7 million. Net interest income for the current quarter on an FTE basis increased $10.0 million, or 4%, to $266.6 million from $256.6 million in the prior quarter.

Trust, investment and other servicing fees totaled $555.3 million in the current quarter compared to $557.8 million in the prior quarter. C&IS trust, investment and other servicing fees totaled $310.9 million and $308.5 million in the current and prior quarter, respectively.

($ In Millions)	Q3 2011	Q2 2011	Change Q3 2011 to Q2 2011
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$205.6	$189.9	$15.7	8%
Investment Management	64.6	69.9	(5.3)	(8)
Securities Lending	20.7	30.9	(10.2)	(33)
Other	20.0	17.8	2.2	12

Total	$310.9	$308.5	$2.4	1%

The increase in C&IS trust, investment and other servicing fees primarily reflects recent acquisitions and new business, partially offset by a decrease in securities lending revenue and a decline in equity markets. The increase in C&IS custody and fund administration fees is attributable to recent acquisitions and new business, partially offset by a decline in equity markets. C&IS investment management fees for both the current and prior quarter reflect the impact of money market mutual fund fee waivers attributable to the continued low level of short-term interest rates and a decline in equity markets from the prior quarter. Money market mutual fund fee waivers for C&IS totaled $10.1 million in the current quarter compared with $7.5 million in the prior quarter. The securities lending revenue decrease reflects higher volumes in the prior quarter due to the international dividend season.

PFS trust, investment and other servicing fees totaled $244.4 million compared to the prior quarter’s $249.3 million. The decrease in PFS fees primarily reflects higher waived fees in money market mutual funds, totaling $19.0 million in the current quarter compared to $15.2 million in the prior quarter, and a decline in equity markets.

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THIRD QUARTER PERFORMANCE VS. SECOND QUARTER (continued)

Foreign exchange trading income for the quarter totaled $87.2 million, an increase of $6.4 million, or 8%, compared to $80.8 million in the prior quarter. The increase reflects higher market volatility and increased volumes, primarily in the latter half of the current quarter.

Net investment security losses totaled $2.0 million in the current quarter compared to $16.6 million in the prior quarter. The current and prior quarter included $1.3 million and $16.9 million, respectively, of credit-related other-than-temporary-impairment of residential mortgage-backed securities.

Net interest income on an FTE basis in the current quarter increased $10.0 million, or 4%, to $266.6 million compared with $256.6 million in the prior quarter. Average earning assets totaled $84.4 billion in the current quarter, an increase of 1% from $83.7 billion in the prior quarter, principally reflecting higher average balances of securities and interest-bearing deposits with banks, partially offset by lower average Federal Reserve deposit balances. The current quarter net interest margin was 1.25%, up from 1.23% in the prior quarter, primarily due to higher levels of noninterest-bearing deposits.

The provision for credit losses totaled $17.5 million in the current quarter and $10.0 million in the prior quarter. Net charge-offs totaled $28.6 million for the current quarter compared to $15.0 million of net charge-offs in the prior quarter. Nonperforming loans decreased $20.5 million as compared to the prior quarter, reflecting improvement in commercial and institutional loans, partially offset by continued weakness in commercial real estate and residential real estate loans.

Noninterest expense in the current quarter totaled $701.2 million compared with $705.3 million in the prior quarter. Excluding current and prior quarter operating expenses associated with recent acquisitions, and restructuring, acquisition and integration related expenses, noninterest expense decreased $10.9 million, or 2%.

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THIRD QUARTER PERFORMANCE VS. SECOND QUARTER (continued)

Compensation expense was $311.1 million for the current quarter, down $9.1 million, or 3%, from $320.2 million in the prior quarter. The prior quarter included $18.4 million of severance related restructuring charges. The current quarter includes increased salary expense due to the addition of staff from recent acquisitions.

Expense for outside services totaled $139.7 million in the current quarter compared to $134.9 million in the prior quarter. The increase is due to higher technical services expense associated with recent acquisitions.

Equipment and software expense totaled $76.3 million in the current quarter, down $6.8 million, or 8%, from $83.1 million in the prior quarter as a result of lower depreciation and amortization expense.

Other operating expense totaled $62.0 million, up $5.3 million, or 9%, from $56.7 million in the prior quarter, and primarily reflects higher charges associated with account servicing activities and FDIC insurance premiums, partially offset by lower business promotion expense.

Total income tax expense was $82.4 million for the current quarter, representing an effective rate of 32.6%. Income tax expense in the prior quarter was $77.5 million, representing an effective tax rate of 33.8%. The change in the effective tax rate from the prior quarter reflects a higher portion of current quarter income being generated in jurisdictions with lower tax rates than the U.S., resulting in part from the adverse impact on the prior quarter effective tax rate from restructuring, acquisition, and integration related expenses that were incurred in lower tax rate jurisdictions.

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BALANCE SHEET

Total assets averaged $94.0 billion for the current quarter, up $19.3 billion, or 26%, from the prior year’s third quarter average of $74.7 billion. Earning assets averaged $84.4 billion, up $17.4 billion, or 26%, from the prior year quarter’s average of $67.0 billion. Average Federal Reserve deposits and other interest-bearing balances equaled $10.8 billion, an increase of $6.3 billion compared to the prior year quarter’s average of $4.5 billion. Average investment securities increased $7.3 billion, or 36%, to $27.6 billion in the current quarter compared to $20.3 billion in the prior year quarter, while average interest-bearing deposits with banks totaled $17.2 billion for the current quarter compared to $14.4 billion for the prior year quarter, an increase of $2.8 billion, or 20%.

Loans and leases averaged $28.5 billion, an increase of $1.1 billion, or 4%, from $27.4 billion in the prior year quarter, primarily attributable to higher average short duration advances related to the processing of custodied client investments. Commercial and institutional loans averaged $6.3 billion in the current quarter, a $346.6 million, or 6% increase from prior year quarter’s average of $6.0 billion. Commercial real estate loans averaged $2.9 billion, down $393.8 million, or 12%, from the prior year quarter’s $3.3 billion. Residential real estate loans averaged $10.9 billion in both the current and prior year quarters. The current quarter residential real estate loan average balance represented 38% of the total average loan and lease portfolio. Private client loans averaged $5.4 billion, up $227.2 million, or 4%, from prior year quarter’s $5.1 billion.

Total stockholders’ equity averaged $7.1 billion, up $409.7 million, or 6%, from the prior year quarter’s average of $6.7 billion. The current quarter increase primarily reflects the retention of earnings, partially offset by the repurchase of common stock pursuant to the Corporation’s share buyback program and the payment of dividends. During the nine months ended September 30, 2011, the Corporation repurchased 1,567,795 shares at a cost of $78.1 million ($49.82 average price per share). An additional 5.6 million shares are authorized for repurchase after September 30, 2011 under the current share buyback program.

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BALANCE SHEET (continued)

Northern Trust’s risk-based capital ratios remained strong at September 30, 2011, with the Corporation’s tier 1 capital ratio of 12.2%, total risk-based capital ratio of 13.9%, and tier 1 leverage ratio of 7.5% each exceeding the regulatory requirements for classification as a “well capitalized” institution established by U.S. banking regulators of 6%, 10%, and 5%, respectively. Each of Northern Trust’s U.S. subsidiary banks had capital ratios at September 30, 2011 that were above the levels required for classification as a “well capitalized” institution.

The ratio of tier 1 common equity to risk-weighted assets, a non-GAAP financial measure, was 11.8% at September 30, 2011, 13.0% at December 31, 2010 and 12.7% at September 30, 2010. The following table provides a reconciliation of tier 1 common equity to tier 1 capital calculated in accordance with applicable regulatory requirements and GAAP.

($ In Millions)	September 30, 2011	December 31, 2010	September 30, 2010
Tier 1 Capital	$7,030.0	$6,977.0	$6,902.6
Less: Floating Rate Capital Securities	268.6	268.5	268.5

Tier 1 Common Equity	$6,761.4	$6,708.5	$6,634.1

Ratios
Tier 1 Capital	12.2%	13.6%	13.2%
Tier 1 Common Equity	11.8%	13.0%	12.7%

Northern Trust is providing the ratio of tier 1 common equity to risk-weighted assets in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that Northern Trust and investors use to assess capital adequacy.

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RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

The table below presents a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on a fully taxable equivalent (FTE) basis, a non-GAAP financial measure. Management believes this presentation provides a clearer indication of net interest margins for comparative purposes.

	Three Months Ended
	September 30, 2011			June 30, 2011			September 30, 2010
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$347.1	$9.8	$356.9	$359.7	$10.5	$370.2	$330.2	$9.5	$339.7
Interest Expense	90.3	—	90.3	113.6	—	113.6	96.7	—	96.7

Net Interest Income	256.8	9.8	266.6	246.1	10.5	256.6	233.5	9.5	243.0

Net Interest Margin	1.21%		1.25%	1.18%		1.23%	1.38%		1.44%

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FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, capital adequacy, dividend policy, expansion and business development plans, risk management policies, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expense, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2010 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

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WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s third quarter earnings conference call will be webcast live on October 19, 2011. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcast of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on October 19, 2011 through 5:00 p.m. CT on November 16, 2011. Participants will need Windows Mediatm or Adobe Flash software, which can be downloaded free through Northern Trust’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA ($ In Millions Except Per Share Data)	THIRD QUARTER
	2011	2010	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$555.3	$518.7	7%
Foreign Exchange Trading Income	87.2	88.9	(2)
Treasury Management Fees	17.8	19.3	(7)
Security Commissions and Trading Income	13.9	14.9	(6)
Other Operating Income	42.5	27.7	53
Investment Security Gains (Losses), net	(2.0)	(13.5)	(85)

Total Noninterest Income	714.7	656.0	9
Net Interest Income
Interest Income	347.1	330.2	5
Interest Expense	90.3	96.7	(7)

Net Interest Income	256.8	233.5	10
Total Revenue	971.5	889.5	9
Provision for Credit Losses	17.5	30.0	(42)
Noninterest Expense
Compensation	311.1	273.3	14
Employee Benefits	66.7	60.0	11
Outside Services	139.7	110.7	26
Equipment and Software	76.3	72.6	5
Occupancy	45.4	42.6	7
Other Operating Expense	62.0	62.9	(1)

Total Noninterest Expense	701.2	622.1	13

Income before Income Taxes	252.8	237.4	6
Provision for Income Taxes	82.4	81.8	1

NET INCOME	$170.4	$155.6	10%

Per Common Share
Net Income
Basic	$.70	$.64	9%
Diluted	.70	.64	9
Average Common Equity	$7,094.5	$6,684.8	6%
Return on Average Common Equity	9.53%	9.23%
Return on Average Assets	.72%	.83%
Cash Dividends Declared per Common Share	$.28	$.28	—%
Average Common Shares Outstanding (000s)
Basic	240,991	242,124
Diluted	241,194	242,158
Common Shares Outstanding (EOP)	240,997	242,194

(N/M) Percentage change is either not meaningful or not applicable.

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA ($ In Millions Except Per Share Data)	THIRD QUARTER	SECOND QUARTER
	2011	2011	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$555.3	$557.8	—%
Foreign Exchange Trading Income	87.2	80.8	8
Treasury Management Fees	17.8	18.6	(3)
Security Commissions and Trading Income	13.9	15.9	(12)
Other Operating Income	42.5	42.2	1
Investment Security Gains (Losses), net	(2.0)	(16.6)	(88)

Total Noninterest Income	714.7	698.7	2
Net Interest Income
Interest Income	347.1	359.7	(4)
Interest Expense	90.3	113.6	(21)

Net Interest Income	256.8	246.1	4
Total Revenue	971.5	944.8	3
Provision for Credit Losses	17.5	10.0	75
Noninterest Expense
Compensation	311.1	320.2	(3)
Employee Benefits	66.7	67.2	(1)
Outside Services	139.7	134.9	4
Equipment and Software	76.3	83.1	(8)
Occupancy	45.4	43.2	5
Other Operating Expense	62.0	56.7	9

Total Noninterest Expense	701.2	705.3	(1)

Income before Income Taxes	252.8	229.5	10
Provision for Income Taxes	82.4	77.5	6

NET INCOME	$170.4	$152.0	12%

Per Common Share
Net Income
Basic	$.70	$.62	13%
Diluted	.70	.62	13
Average Common Equity	$7,094.5	$6,956.7	2%
Return on Average Common Equity	9.53%	8.76%
Return on Average Assets	.72%	.66%
Cash Dividends Declared per Common Share	$.28	$.28	—%
Average Common Shares Outstanding (000s)
Basic	240,991	241,484
Diluted	241,194	241,912
Common Shares Outstanding (EOP)	240,997	240,992

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA ($ In Millions Except Per Share Data)	NINE MONTHS
	2011	2010	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,628.0	$1,577.3	3%
Foreign Exchange Trading Income	252.8	284.0	(11)
Treasury Management Fees	55.1	59.3	(7)
Security Commissions and Trading Income	44.8	43.5	3
Other Operating Income	120.4	104.1	16
Investment Security Gains (Losses), net	(24.1)	(13.3)	81

Total Noninterest Income	2,077.0	2,054.9	1
Net Interest Income
Interest Income	1,053.8	962.4	10
Interest Expense	316.5	265.7	19

Net Interest Income	737.3	696.7	6
Total Revenue	2,814.3	2,751.6	2
Provision for Credit Losses	42.5	120.0	(65)
Noninterest Expense
Compensation	925.3	826.2	12
Employee Benefits	188.7	181.9	4
Outside Services	398.6	330.9	20
Equipment and Software	232.8	209.0	11
Occupancy	131.3	127.2	3
Visa Indemnification Benefit	(10.1)	(12.7)	(20)
Other Operating Expenses	192.9	193.7	—

Total Noninterest Expense	2,059.5	1,856.2	11
Income before Income Taxes	712.3	775.4	(8)
Provision for Income Taxes	238.9	263.0	(9)

NET INCOME	$473.4	$512.4	(8)%

Per Common Share
Net Income
Basic	$1.94	$2.10	(8)%
Diluted	1.93	2.10	(8)
Average Common Equity	$6,968.9	$6,562.8	6%
Return on Average Common Equity	9.08%	10.44%
Return on Average Assets	.70%	.92%
Common Dividends Declared per Share	$.84	$.84	—%
Average Common Shares Outstanding (000s)
Basic	241,530	241,966
Diluted	242,019	242,422
Common Shares Outstanding (EOP)	240,997	242,194

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	SEPTEMBER 30
	2011	2010	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$221.8	$428.7	(48)%
Interest-Bearing Deposits with Banks	18,944.2	16,100.6	18
Federal Reserve Deposits and Other Interest-Bearing	6,498.2	6,340.0	2
Securities
U.S. Government	2,020.9	148.8	N/M
Obligations of States and Political Subdivisions	565.0	716.7	(21)
Government Sponsored Agency	16,284.6	12,449.3	31
Other	10,404.3	6,982.9	49

Total Securities	29,274.8	20,297.7	44
Loans and Leases	28,691.4	27,866.3	3

Total Earning Assets	83,630.4	71,033.3	18
Allowance for Credit Losses Assigned to Loans and Leases	(298.3)	(324.7)	(8)
Cash and Due from Banks	4,336.6	3,489.5	24
Buildings and Equipment	492.1	532.4	(8)
Client Security Settlement Receivables	948.2	704.2	35
Goodwill	534.1	399.7	34
Other Assets	6,455.1	4,889.0	32

Total Assets	$96,098.2	$80,723.4	19%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,538.6	$12,865.3	13%
Savings Certificates and Other Time	3,529.4	3,505.1	1
Non-U.S. Offices—Interest-Bearing	37,583.6	31,916.5	18

Total Interest-Bearing Deposits	55,651.6	48,286.9	15
Short-Term Borrowings	1,894.7	7,684.6	(75)
Senior Notes	2,133.5	1,405.2	52
Long-Term Debt	2,137.3	2,765.3	(23)
Floating Rate Capital Debt	276.9	276.8	—

Total Interest-Related Funds	62,094.0	60,418.8	3
Demand and Other Noninterest-Bearing Deposits	22,862.4	10,158.9	125
Other Liabilities	3,989.0	3,377.0	18

Total Liabilities	88,945.4	73,954.7	20
Total Equity	7,152.8	6,768.7	6

Total Liabilities and Stockholders’ Equity	$96,098.2	$80,723.4	19%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	SEPTEMBER 30	JUNE 30
	2011	2011	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$221.8	$46.6	N/M %
Interest-Bearing Deposits with Banks	18,944.2	16,613.8	14
Federal Reserve Deposits and Other Interest-Bearing	6,498.2	15,173.8	(57)
Securities
U.S. Government	2,020.9	1,407.1	44
Obligations of States and Political Subdivisions	565.0	606.5	(7)
Government Sponsored Agency	16,284.6	13,296.2	22
Other	10,404.3	9,716.4	7

Total Securities	29,274.8	25,026.2	17
Loans and Leases	28,691.4	28,566.0	—

Total Earning Assets	83,630.4	85,426.4	(2)
Allowance for Credit Losses Assigned to Loans and Leases	(298.3)	(311.3)	(4)
Cash and Due from Banks	4,336.6	5,099.1	(15)
Buildings and Equipment	492.1	495.7	(1)
Client Security Settlement Receivables	948.2	1,577.9	(40)
Goodwill	534.1	434.9	23
Other Assets	6,455.1	4,675.6	38

Total Assets	$96,098.2	$97,398.3	(1)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,538.6	$14,191.1	2%
Savings Certificates and Other Time	3,529.4	3,749.1	(6)
Non-U.S. Offices—Interest-Bearing	37,583.6	42,826.5	(12)

Total Interest-Bearing Deposits	55,651.6	60,766.7	(8)
Short-Term Borrowings	1,894.7	4,864.3	(61)
Senior Notes	2,133.5	1,889.9	13
Long-Term Debt	2,137.3	2,431.2	(12)
Floating Rate Capital Debt	276.9	276.9	—

Total Interest-Related Funds	62,094.0	70,229.0	(12)
Demand and Other Noninterest-Bearing Deposits	22,862.4	16,734.2	37
Other Liabilities	3,989.0	3,409.7	17

Total Liabilities	88,945.4	90,372.9	(2)
Total Equity	7,152.8	7,025.4	2

Total Liabilities and Stockholders’ Equity	$96,098.2	$97,398.3	(1)%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	THIRD QUARTER
	2011	2010	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$273.4	$309.6	(12)%
Interest-Bearing Deposits with Banks	17,234.8	14,386.1	20
Federal Reserve Deposits and Other Interest-Bearing	10,808.5	4,536.1	138
Securities
U.S. Government	1,747.7	154.0	N/M
Obligations of States and Political Subdivisions	588.8	718.6	(18)
Government Sponsored Agency	14,910.6	11,900.0	25
Other	10,395.5	7,574.1	37

Total Securities	27,642.6	20,346.7	36
Loans and Leases	28,469.1	27,376.2	4

Total Earning Assets	84,428.4	66,954.7	26
Allowance for Credit Losses Assigned to Loans and Leases	(300.9)	(320.6)	(6)
Cash and Due from Banks	4,127.5	2,708.2	52
Buildings and Equipment	498.6	532.3	(6)
Client Security Settlement Receivables	406.7	355.6	14
Goodwill	504.7	397.8	27
Other Assets	4,364.7	4,078.7	7

Total Assets	$94,029.7	$74,706.7	26%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,137.3	$13,004.8	9%
Savings Certificates and Other Time	3,625.3	3,573.1	1
Non-U.S. Offices—Interest-Bearing	41,688.4	30,116.5	38

Total Interest-Bearing Deposits	59,451.0	46,694.4	27
Short-Term Borrowings	3,003.8	5,222.3	(42)
Senior Notes	2,015.3	1,403.6	44
Long-Term Debt	2,179.8	2,792.7	(22)
Floating Rate Capital Debt	276.9	276.8	—

Total Interest-Related Funds	66,926.8	56,389.8	19
Demand and Other Noninterest-Bearing Deposits	16,851.3	8,137.3	107
Other Liabilities	3,157.1	3,494.8	(10)

Total Liabilities	86,935.2	68,021.9	28
Total Equity	7,094.5	6,684.8	6

Total Liabilities and Stockholders’ Equity	$94,029.7	$74,706.7	26%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA ($ In Millions Except Per Share Data)	2011 Quarters						2010 Quarters
	Third		Second		First		Fourth		Third
Net Income Summary
Trust, Investment and Other Servicing Fees	$555.3		$557.8		$514.9		$504.6		$518.7
Other Noninterest Income	159.4		140.9		148.6		169.5		137.3
Net Interest Income	256.8		246.1		234.4		222.0		233.5

Total Revenue	971.5		944.8		897.9		896.1		889.5
Provision for Credit Losses	17.5		10.0		15.0		40.0		30.0
Noninterest Expense	701.2		705.3		652.9		641.7		622.1

Income before Income Taxes	252.8		229.5		230.0		214.4		237.4
Provision for Income Taxes	82.4		77.5		79.0		57.3		81.8

Net Income	$170.4		$152.0		$151.0		$157.1		$155.6

Per Common Share
Net Income—Basic	$.70		$.62		$.62		$.64		$.64
—Diluted	.70		.62		.61		.64		.64
Cash Dividends Declared per Common Share	.28		.28		.28		.28		.28
Book Value (EOP)	29.68		29.15		28.65		28.19		27.95
Market Value (EOP)	34.98		45.96		50.75		55.41		48.24

Ratios
Return on Average Common Equity	9.53%		8.76%		8.94%		9.10%		9.23%
Return on Average Assets	.72		.66		.74		.78		.83
Net Interest Margin (GAAP)	1.21		1.18		1.26		1.24		1.38
Net Interest Margin (FTE)	1.25		1.23		1.32		1.30		1.44
Risk-based Capital Ratios
Tier 1	12.2%		12.8%		13.5%		13.6%		13.2%
Total (Tier 1 + Tier 2)	13.9		14.5		15.4		15.6		15.3
Tier 1 Leverage	7.5		7.7		8.5		8.8		9.3
Tier 1 Common Equity (non-GAAP)	11.8		12.3		13.0		13.0		12.7

Assets Under Custody ($ in Billions)—EOP
Corporate	$3,813.3		$4,028.1		$3,971.4		$3,711.1		$3,557.8
Personal	358.8		387.8		384.6		370.2		349.1

Total Assets Under Custody	$4,172.1		$4,415.9		$4,356.0		$4,081.3		$3,906.9

Assets Under Managment ($ in Billions)—EOP	$644.2		$684.1		$662.2		$643.6		$657.2

Asset Quality ($ in Millions)—EOP
Nonperforming Loans	$307.5		$328.0		$325.1		$333.0		$327.3
Other Real Estate Owned (OREO)	30.4		31.1		56.3		45.5		50.3

Total Nonperforming Assets	$337.9		$359.1		$381.4		$378.5		$377.6

Nonperforming Assets / Loans & OREO	1.18%		1.26%		1.36%		1.34%		1.35%
Gross Charge-offs	$34.9		$17.2		$35.4		$45.3		$31.8
Less: Gross Recoveries	6.3		2.2		13.8		1.3		1.5

Net Charge-offs (Recoveries)	$28.6		$15.0		$21.6		$44.0		$30.3

Net Charge-offs (Annualized) to Average Loans and Leases	.40		.21		.31		.64		.44
Allowance for Credit Losses Assigned to Loans and Leases	$298.3		$311.3		$313.5		$319.6		$324.7
Allowance to Nonperforming Loans	1.0	x	.9	x	1.0	x	1.0	x	1.0	x
Allowance for Other Credit-Related Exposures	$36.3		$34.5		$37.3		$37.7		$36.7